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EXHIBIT 23.1


                               SPECTOR & WONG, LLP
                          Certified Public Accountants

HAROLD Y. SPECTOR, CPA                                     80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA                                         SUITE 723
                                                           PASADENA, CA 91101
                                                           (888) 584-5577
                                                           FAX  (626) 584-6447




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM


We consent to the use of our report dated July 24, 2006, on the consolidated financial statements of Ingen Technologies, Inc. and subsidiary, for the years ended May 31, 2006 and 2005.


We consent to the incorporation by reference or as an exhibit in any Registration Statement or periodic reporting from on EDGAR, such as, but not limited to, Form 10-KSB, of the aforementioned report and to the use of our name as it appears below under the caption of "Experts" in any such Registration Statement or periodic reporting form.


/s/ Spector & Wong, LLP
Pasadena, California
Decmber 11, 2006






Please confirm the exemption from registration relied upon in this large issuance.